Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Waitr Holdings Inc. of our report dated March 14, 2019, relating to the consolidated financial statements of Waitr Holdings Inc. as of December 31, 2018 and 2017, and for each of the three years in the period ended December 31, 2018, included in the 2018 Annual Report on Form 10-K of Waitr Holdings Inc., filed with the Securities and Exchange Commission, and our report dated August 31, 2018, relating to the consolidated financial statements of Waitr Incorporated as of December 31, 2017 and 2016, and for each of the three years in the period ended December 31, 2017, included in the Definitive Proxy on Schedule 14A of Waitr Holdings Inc. (formerly, Landcadia Holdings, Inc.) filed on November 1, 2018, with the Securities and Exchange Commission, and to the reference to our firm under the heading “Experts” in the Reoffer Prospectus that is part of this Registration Statement.

/s/ Moss Adams LLP
Los Angeles, California
August 2, 2019